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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 August 21, 2002
                        (Date of earliest event reported)



                                   ONEOK, Inc.
             (Exact name of registrant as specified in its charter)


           Oklahoma                   001-13643                  73-1520922
(State or other jurisdiction         (Commission               (IRS Employer
       of incorporation)             File Number)            Identification No.)


                        100 West Fifth Street; Tulsa, OK
                    (Address of principal executive offices)


                                      74103
                                   (Zip code)


                                 (918) 588-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5.   Other Events and Regulation FD Disclosure
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          On August 21, 2002, ONEOK, Inc. (the "Company") announced it has completed the Company's previously announced tender offer and consent solicitation for its $40,000,000 of outstanding 8.44% Senior Notes ("8.44% Notes") due January 31, 2004 and its $20,000,000 of
          outstanding 8.32% Senior Notes ("8.32% Notes") due July 31, 2007.

          Based on preliminary information, holders of all 8.44% Notes and 8.32% Notes tendered their Notes in the tender offer and delivered consents in the consent solicitation. The settlement of the tender offer and consent solicitation is expected to take place on August 23, 2002.

          Since all the conditions of the tender offer and consent solicitation were satisfied, a holder of 8.44% Notes will receive $1,090.70 per $1,000 principal amount, excluding accrued interest, and a holder of 8.32% Notes will receive $1,052 per $1,000 principal amount, excluding accrued interest. For the 8.44% Notes, this represents $1,060.70 for each $1,000 tendered in the tender offer and a consent fee of $30 for each $1,000 principal amount of 8.44% Notes. For the 8.32% Notes, this represents $1,022 for each $1,000 tendered in the tender offer and a consent fee of $30 for each $1,000 principal amount of 8.32% Notes.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
-------   ------------------------------------------------------------------

(a)       Financial Statements of Businesses Acquired
                Not applicable.

(b)       ProForma Financial Information
                Not applicable.

(c)       Exhibits
                99.1  Press Release Issued by ONEOK, Inc. dated August 21, 2002.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                 ONEOK, Inc.


Date: August 23, 2002          By:    /s/ Jim Kneale
                                      ------------------------------------------
                                      Jim Kneale
                                      Senior Vice President, Treasurer
                                      and Chief Financial Officer
                                      (Principal Financial Officer)


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